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                                                                     EXHIBIT 4.1


NUMBER                             CORTEX
CX____                      PHARMACEUTICALS, INC.                         SHARES
                                                                     ___________

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                                        COMMON STOCK


                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                                                               CUSIP 220524 30 0


This Certifies that



is the record holder of


          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                          PAR VALUE $0.001 PER SHARE,

of Cortex Pharmaceuticals, Inc. transferable on the books of the Corporation upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the provisions of the Certificate of Incorporation and By-Laws of the Corporation as from time to time amended. The record holder of this Certificate may obtain from the Secretary of the Corporation, upon request and without charge, a copy of the statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of Capital Stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate will be valid only when countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/ Maria S. Messinger         [CORPORATE SEAL]     /s/ Vincent F. Simmon, Ph.D.
------------------------                            ----------------------------
   Maria S. Messinger                                   Vincent F. Simmon, Ph.D.
   VICE PRESIDENT AND                                       PRESIDENT AND
 CHIEF FINANCIAL OFFICER                                CHIEF EXECUTIVE OFFICER